Exhibit 99.1

Innovus Pharma Expands its Executive Management Team with the Addition of
Randy Berholtz as its Executive Vice President, Corporate Development and
General Counsel

Pharma Corporate and Legal veteran Berholtz comes on board as Innovus expands its corporate development and commercialization efforts

San Diego, Calif., January 6, 2017 – Innovus Pharmaceuticals, Inc. ("Innovus Pharma") (OTCQB Venture Market: INNV), an emerging commercial stage pharmaceutical company that delivers safe, innovative and effective over-the-counter medicine and consumer care products to improve men’s and women’s health and respiratory diseases, today announced that Randy Berholtz will join the management team as Executive Vice President, Corporate Development and General Counsel effective January 9, 2017. A life sciences business and legal veteran with decades of experience, Berholtz joins Innovus Pharma to expand its corporate development efforts to find and enter into additional collaborations to expand the breadth and depth of product offerings on a worldwide basis.

“I am very excited to bring on Randy at this important period of commercial growth for Innovus Pharma,” said Dr. Bassam Damaj, Innovus’ Chief Executive Officer. “His business, legal and deal-making expertise and experience will help us to increased our capacity to find, negotiate with and enter into additional acquisitions and partnerships that will help us increase our product offerings and expand our international commercialization efforts to take our company to the next stage.”

"I am very excited to be joining the Innvous Pharma exexcutive team at this important point in the Company’s growth,” said Berholtz. “I look forward to working with Bassam, Robert Hoffman and the entire Innovus Pharma team on growing the Company’s product portfolio, expanding its corporate partnerships and increasing its revenues.”

Berholtz will oversee Innovus Pharma’s corporate development, business development and legal areas.

Mr. Berholtz was recently the founding partner of the Sorrento Valley Law Group, a healthcare and life sciences law firm and had previously been a part-time consultant for the Company from July 2013 to mid-May 2016. Previously, from 2011 to 2013, he was the Executive Vice President, General Counsel and Secretary of Apricus Biosciences, Inc., a biotechnology company (Nasdaq:APRI); from 2004 to 2010, he was the Vice President, General Counsel and Secretary of the ACON Group of private U.S. and Chinese life science companies; from 2003 to 2004, he was the Chief Operating Officer and General Counsel to Inglewood Ventures, a life sciences venture capital firm; and from 2000 to 2003, he held multiple titles and rose to become the Acting General Counsel and Secretary of Nanogen, Inc., a genomics tools company (Nasdaq:NGEN). From 1992 to 2000, Mr. Berholtz was in private practice with law firms in New York and San Diego and from 1990 to 1991, he was a law clerk to Judge Jerry E. Smith on the U.S. Court of Appeals for the Fifth Circuit.

Mr. Berholtz is a member of the board of directors of Hispanica International Delights of America, Inc., an ethnic food company (OTC:HISP) and Larada Health, Inc., a private company in the medical supply business and is a Senior Advisor to Mesa Verde Ventures, a life sciences venture capital firm. Mr. Berholtz received his B.A. from Cornell University, his M.Litt. from Oxford University where he was a Rhodes Scholar, his J.D. from Yale University and his M.B.A. from the University of San Diego.

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging commercial stage pharmaceutical company delivering over-the-counter medicines and consumer care products for men's and women's health and respiratory diseases. The Company generates revenues from its lead products (a) BTH® Testosterone Booster, (b) BTH® Human Growth Agent, (c) Zestra® for female arousal and (d) EjectDelay® for premature ejaculation and has an additional five marketed products in this space, including (e) Sensum+® to help with reduced penile sensitivity, (f) Zestra Glide®, (g)Vesele® for promoting sexual health, (h) RecalMax™ for promoting brain and cognitive health, (i) Androferti® (in the US and Canada) to support overall male reproductive health and sperm quality, (j) BTH Vision Formula, (k) BTH Blood Sugar, among others and eventually FlutiCare™ OTC for allergic rhinitis, if its ANDA is approved by the U.S. FDA.
For more information, go to www.innovuspharma.com, www.zestra.com; www.ejectdelay.com; www.myvesele.com; www.sensumplus.com; www.myandroferti.com; www.beyondhumantestosterone.com; www.getbeyondhuman.com; www.trybeyondhuman.com; www.recalmax.com; www.urivarx.com.

Innovus Pharma's Forward-Looking Safe Harbor:

Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, additional acquisitions, commercial partnerships, and to achieve its other development, growth,  commercialization, financial and staffing objectives. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

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Contact:
Kevin Holmes
Chesapeake Group
410-825-3930
info@chesapeakegp.com
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